Exhibit 10.86J

EXECUTION VERSION

REVOLVING CREDIT COMMITMENT INCREASE SUPPLEMENT

Reference is made to the Amended and Restated Credit Agreement, dated as of June 30, 2011 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among SBA Senior Finance II LLC, a Florida limited liability company (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and Toronto Dominion (Texas) LLC, as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Increasing Lender identified on Schedule l hereto (the “Increasing Lender”), the Administrative Agent and the Borrower agree as follows:

1. The Increasing Lender hereby irrevocably increases its Revolving Credit Commitment(s) to the Borrower by the amount set forth on Schedule 1 hereto (the “Increased Revolving Credit Commitment”) pursuant to Section 2.19(c) of the Credit Agreement. From and after the Effective Date (as defined below), the Increasing Lender will be a Lender under the Credit Agreement with respect to the Increased Revolving Credit Commitment as well as its existing Revolving Credit Commitment(s) under the Credit Agreement.

2. The Administrative Agent (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent, Holdings, SBA Senior Finance or the Borrower, any of their respective Subsidiaries or Affiliates or any other obligor or the performance or observance by the Parent, Holdings, SBA Senior Finance or the Borrower, any of their respective Subsidiaries or Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

3. The Increasing Lender (a) represents and warrants that it is legally authorized to enter into this Revolving Credit Commitment Increase Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Revolving Credit Commitment Increase Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.15 of the Credit Agreement.

4. The effective date of this Revolving Credit Commitment Increase Supplement shall be the Effective Date of the Increased Revolving Credit Commitment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Revolving Credit Commitment Increase Supplement by each of the Increasing Lender and the Borrower, it will be delivered to the Administrative Agent for acceptance and recording by it pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Increased Revolving Credit Commitment (including payments of principal, interest, fees and other amounts) to the Increasing Lender for amounts which have accrued on and subsequent to the Effective Date.

6. From and after the Effective Date, the Increasing Lender shall be a party to the Credit Agreement and, to the extent provided in this Revolving Credit Commitment Increase Supplement, have the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof.

7. This Revolving Credit Commitment Increase Supplement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Revolving Credit Commitment Increase Supplement to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1

to Revolving Credit Commitment Increase Supplement

Name of Increasing Lender: Wells Fargo Bank, N.A.

Effective Date of Increased Revolving Credit Commitment: May 9, 2012

Principal Amount of Increased Revolving Credit Commitment:	Total Amount of Revolving Credit Commitment(s) of Increasing Lender (including Increased Revolving Credit Commitment):

$25,000,000	$93,000,000

WELLS FARGO BANK, N.A.		SBA SENIOR FINANCE II LLC

By:	/s/ Jesse Mason	By:	/s/ Thomas P. Hunt
Name: Jesse Mason Title: Vice President		Name: Thomas P. Hunt Title: Senior Vice President & General Counsel

Accepted:

TORONTO DOMINION (TEXAS) LLC, as Administrative Agent

By:	/s/ Bebi Yasin
Name: Bebi Yasin Title: Authorized Signatory

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as Issuing Lender

By:	/s/ David Perlman
Name: David Perlman Title: AVP

[Signature Page to Revolving Credit Commitment Increase Supplement (Wells)]